Exhibit 99.1

ACTIVISION BLIZZARD ANNOUNCES THIRD-QUARTER 2019 FINANCIAL RESULTS

Better-Than-Expected Q3 Results

Santa Monica, CA – November 7, 2019 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced third-quarter 2019 results.

“Our third quarter results exceeded our prior outlook for both revenue and earnings per share,” said Bobby Kotick, Chief Executive Officer of Activision Blizzard. “Recent launches have enabled significant growth in the size of our audiences for our Call of Duty® and World of Warcraft® franchises. As we introduce mobile and free-to-play games based on our franchises we believe we can increase audience size, engagement and monetization across our wholly owned franchises. With a strong content pipeline and momentum in mobile, esports and advertising, we are confident we will remain a leader in connecting and engaging the world through epic entertainment.”

Financial Metrics

	Q3
(in millions, except EPS)	2019	Prior Outlook*	2018
GAAP Net Revenues	$1,282	$1,105	$1,512
Impact of GAAP deferralsA	$(68)	$(5)	$146

GAAP EPS	$0.26	$0.05	$0.34
Non-GAAP EPS	$0.38	$0.20	$0.42
Impact of GAAP deferralsA	$(0.06)	-	$0.10

* Prior outlook was provided by the company on August 8, 2019 in its earnings release.

For the quarter ended September 30, 2019, Activision Blizzard’s net revenues presented in accordance with GAAP were $1.28 billion, as compared with $1.51 billion for the third quarter of 2018. GAAP net revenues from digital channels were $1.01 billion. GAAP operating margin was 19%. GAAP earnings per diluted share were $0.26, as compared with $0.34 for the third quarter of 2018.

For the quarter ended September 30, 2019, on a non-GAAP basis, Activision Blizzard’s operating margin was 27% and earnings per diluted share were $0.38, as compared with $0.42 for the third quarter of 2018.

For the quarter ended September 30, 2019, operating cash flow was $309 million. For the trailing twelve-month period, operating cash flow was $1.91 billion.

Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

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Activision Blizzard Announces Q3 2019 Financial Results

Operating Metrics

For the quarter ended September 30, 2019, Activision Blizzard’s net bookingsB were $1.21 billion, compared with $1.66 billion for the third quarter of 2018. Net bookingsB from digital channels were $0.98 billion, as compared with $1.44 billion for the third quarter of 2018. In-game net bookingsC were $0.71 billion. Overall Activision Blizzard Monthly Active Users (MAUs)D were 316 million.

Selected Business Highlights

Activision Blizzard exceeded its third quarter outlook, driven by better-than-expected performance for Call of Duty in-game and World of Warcraft, as well as favorable cost timing. The company started the fourth quarter with successful launches for Call of Duty®: Mobile and Call of Duty®: Modern Warfare, and achieved important milestones for several other franchises. Activision Blizzard is intent on building on this momentum as the company invests in the fourth quarter to maximize the potential of its franchises in 2020 and beyond.

Activision

•	In the third quarter of 2019:
o	Activision had 36 million MAUsD.
o	Call of Duty®: Black Ops 4 reach and net bookings from in-game items grew sharply versus Call of Duty®: WWII in the third quarter of 2018.
•	The October 1, 2019, launch of Call of Duty: Mobile saw over 100 million downloads in its first month, reaching the top of the mobile app download charts in over 150 countries and regions, with a 4.9-star rating in the U.S. iOS store.[1]
•	On October 25 2019, Call of Duty: Modern Warfare launched and became the top-selling new premium game release of the year. In its first week, sell-through units grew a high-teen percentage versus Call of Duty: Black Ops 4, with strong console growth and PC units on Battle.net® reaching new highs.

Blizzard

•	In the third quarter of 2019:
o	Blizzard had 33 million MAUsD.
o	World of Warcraft® Classic drove the biggest quarterly increase to subscription plans[2] in franchise history, in both the West and East.
o	The Overwatch LeagueTM concluded with a sell-out crowd of over 11,000 fans watching the San Francisco Shock defeat the Vancouver Titans in the Grand Finals at the Wells Fargo Center in Philadelphia in September. Season Two average minute audience grew 18% year-over-year.[3]
•	At BlizzCon on November 1, 2019, Blizzard revealed some of the exciting content in its pipeline:
o	Hearthstone®’s Descent of DragonsTM expansion, set for release in the fourth quarter of 2019, and the new Battlegrounds auto-battler mode, which is already in early access and enters open beta on November 12, 2019,
o	World of Warcraft’s next expansion, Shadowlands, set to launch in 2020,
o	Overwatch® 2, the next major installment for the franchise, and
o	Diablo® IV, the highly-anticipated sequel to the genre-defining franchise.

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Activision Blizzard Announces Q3 2019 Financial Results

King

•	In the third quarter of 2019:
o	King had 247 million MAUsD.
o	Candy CrushTM franchise mobile reach grew year-over-year, driven by the addition of Candy Crush Friends SagaTM which launched in October 2018.
o	Candy Crush was once again the top-grossing franchise in the U.S. mobile app stores.[1]
o	Advertising continued to grow profitably, with net bookings almost doubling year-over-year.

Company Outlook

(in millions, except EPS)	GAAP Outlook	Non-GAAP Outlook	Impact of GAAP deferralsA
CY 2019
Net Revenues	$6,315	$6,315	$10
EPS	$1.56	$2.13	$0.04
Fully Diluted Shares	772	772

Q4 2019
Net Revenues	$1,812	$1,812	$834
EPS	$0.29	$0.43	$0.72
Fully Diluted Shares	774	774

Net bookingsB are expected to be $6.33 billion for 2019 and $2.65 billion for the fourth quarter of 2019.

Currency Assumptions for 2019 Outlook:

•	$1.15 USD/Euro for current outlook (vs. average of $1.12 for 2018); and
•	$1.23 USD/British Pound Sterling for current outlook (vs. average of $1.30 for 2018).
•	Note: Our financial guidance includes the forecasted impact of our FX hedging program.

Conference Call

Today at 4:30 p.m. EDT, Activision Blizzard’s management will host a conference call and webcast to discuss the company’s results for the quarter ended September 30, 2019 and management’s outlook for the remainder of the calendar year. The company welcomes all members of the financial and media communities and other interested parties to visit https://investor.activision.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 866-548-4713 in the U.S. with passcode 8907639. A replay of the call will also be available after the call's conclusion and archived for one year at https://investor.activision.com/events.cfm.

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Activision Blizzard Announces Q3 2019 Financial Results

About Activision Blizzard

Activision Blizzard, Inc., a member of the Fortune 500 and S&P 500, is a leading standalone interactive entertainment company. We delight hundreds of millions of monthly active users around the world through franchises including Activision's Call of Duty®, Spyro®, and Crash™, Blizzard Entertainment's World of Warcraft®, Overwatch®, Hearthstone®, Diablo®, StarCraft®, and Heroes of the Storm®, and King's Candy Crush™, Bubble Witch™, and Farm Heroes™. The company is one of the Fortune "100 Best Companies To Work For®." Headquartered in Santa Monica, California, Activision Blizzard has operations throughout the world. More information about Activision Blizzard and its products can be found on the company's website, www.activisionblizzard.com.

1 Per App Annie Intelligence for respective regions, app stores, and periods.

2 Monthly or longer-term subscriptions.

3 Per Nielsen.

A Net effect of accounting treatment from revenue deferrals on certain of our online-enabled products. Since certain of our games are hosted online or include significant online functionality that represents a separate performance obligation, we defer the transaction price allocable to the online functionality from the sale of these games and then recognize the attributable revenues over the relevant estimated service periods, which are generally less than a year. The related cost of revenues is deferred and recognized as an expense as the related revenues are recognized. Impact from changes in deferrals refers to the net effect from revenue deferrals accounting treatment for the purposes of revenues, along with, for the purposes of EPS, the related cost of revenues deferrals treatment and the related tax impacts. Internally, management excludes the impact of this change in deferred revenues and related cost of revenues when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team. Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers. In addition, management believes excluding the change in deferred revenues and the related cost of revenues provides a much more timely indication of trends in our operating results.

B Net bookings is an operating metric that is defined as the net amount of products and services sold digitally or sold-in physically in the period, and includes license fees, merchandise, and publisher incentives, among others, and is equal to net revenues excluding the impact from deferrals.

C In-game net bookings primarily includes the net amount of downloadable content and microtransactions sold during the period, and is equal to in-game net revenues excluding the impact from deferrals.

D Monthly Active User (“MAU”) Definition: We monitor MAUs as a key measure of the overall size of our user base. MAUs are the number of individuals who accessed a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who accesses two of our games would be counted as two users. In addition, due to technical limitations, for Activision and King, an individual who accesses the same game on two platforms or devices in the relevant period would be counted as two users. For Blizzard, an individual who accesses the same game on two platforms or devices in the relevant period would generally be counted as a single user.

Non-GAAP Financial Measures: As a supplement to our financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net income (loss), earnings (loss) per share, and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. When relevant, the company also provides constant FX information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. In addition, Activision Blizzard provides EBITDA (defined as GAAP net income (loss) before interest (income) expense, income taxes, depreciation, and amortization) and adjusted EBITDA (defined as non-GAAP operating margin (see non-GAAP financial measure below) before depreciation). The non-GAAP financial measures exclude the following items, as applicable in any given reporting period and our outlook:

•	expenses related to share-based compensation;

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Activision Blizzard Announces Q3 2019 Financial Results

•	the amortization of intangibles from purchase price accounting;
•	fees and other expenses related to the King acquisition, including related debt financings, and refinancing of long-term debt, including penalties and the write off of unamortized discount and deferred financing costs;
•	restructuring and related charges;
•	other non-cash charges from reclassification of certain cumulative translation adjustments into earnings as required by GAAP;
•	the income tax adjustments associated with any of the above items (tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results); and
•	significant discrete tax-related items, including amounts related to changes in tax laws (including the Tax Cuts and Jobs Act enacted in December 2017), amounts related to the potential or final resolution of tax positions, and other unusual or unique tax-related items and activities.

In the future, Activision Blizzard may also consider whether other items should also be excluded in calculating the non-GAAP financial measures used by the company. Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance. In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results, or future outlook. Additionally, we consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Internally, management uses these non-GAAP financial measures, along with others, in assessing the company’s operating results, and measuring compliance with the requirements of the company’s debt financing agreements, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin, and non-GAAP or adjusted EBITDA do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

Cautionary Note Regarding Forward-looking Statements: The statements contained herein that are not historical facts are forward-looking statements, including, but not limited to, statements about: (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow or other financial items; (2) statements of our plans and objectives, including those related to releases of products and services and restructuring activities; (3) statements of future financial or operating performance, including the impact of tax items thereon; and (4) statements of assumptions underlying such statements. The company generally uses words such as “outlook,” “forecast,” “will,” “could,” “should,” “would,” “to be,” “plan,” “plans,” “believes,” “may,” “might,” “expects,” “intends,” “intends as,” “anticipates,” “estimate,” “future,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming,” and other similar expressions to help identify forward-looking statements. Forward-looking statements are subject to business and economic risks, reflect management’s current expectations, estimates, and projections about our business, and are inherently uncertain and difficult to predict.

We caution that a number of important factors could cause our actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements. Such factors include, but are not limited to: our ability to consistently deliver popular, high-quality titles in a timely manner; our ability to satisfy the expectations of consumers with respect to our brands, games, services, and/or business practices; concentration of revenue among a small number of titles; the continued growth in the scope and complexity of our business, including the diversion of management time and attention to issues relating to the operations of our newly acquired or started businesses and the potential impact of our expansion into new businesses on our existing businesses; our ability to realize the expected financial and operational benefits of, and effectively manage, our recently announced restructuring plans; increasing importance of revenues derived from digital distribution channels; risks associated with the retail sales business model; substantial influence of third-party platform providers over our products and costs; success and availability of video game consoles manufactured by third parties; risks associated with the free-to-play business model, including dependence on a relatively small number of consumers for a significant portion of revenues and profits from any given game; risks and costs associated with legal proceedings; changes in tax rates or exposure to additional tax liabilities, as well as the outcome of current or future tax disputes; rapid changes in technology and industry standards; competition, including from other forms of entertainment; our ability to sell products at assumed pricing levels; our ability to attract, retain, and motivate skilled personnel; reliance on external developers for development of some of our software products; the amount of our debt and the limitations imposed by the covenants in the agreements governing our debt; counterparty risks relating to customers, licensees, licensors, and manufacturers; intellectual property claims; piracy and unauthorized copying of our products; risks and uncertainties of conducting business outside the U.S.; fluctuations in currency exchange rates; increasing regulation of our business, products, and distribution in key territories;

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Activision Blizzard Announces Q3 2019 Financial Results

compliance with continually evolving laws and regulations concerning data privacy; potential data breaches and other cybersecurity risks; and the other factors identified in “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018.

The forward-looking statements in this press release are based on information available to the company at this time and we assume no obligation to update any such forward-looking statements. Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and may cause actual results to differ materially from current expectations.

Activision Blizzard, Inc.

Investors and Analysts:

ir@activisionblizzard.com

or

Press:

pr@activisionblizzard.com

###

(Tables to Follow)

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1

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net revenues
Product sales	$260	$263	$1,276	$1,447
Subscription, licensing, and other revenues [1]	1,022	1,249	3,227	3,672
Total net revenues	1,282	1,512	4,503	5,119

Costs and expenses
Cost of revenues—product sales:
Product costs	137	127	388	416
Software royalties, amortization, and intellectual property licenses	9	20	171	214
Cost of revenues—subscription, licensing, and other:
Game operations and distribution costs	246	257	714	777
Software royalties, amortization, and intellectual property licenses	50	109	164	278
Product development	210	263	702	776
Sales and marketing	182	263	580	741
General and administrative	177	208	527	623
Restructuring and related costs	24	—	104	—
Total costs and expenses	1,035	1,247	3,350	3,825

Operating income	247	265	1,153	1,294
Interest and other expense (income), net	(2)	13	(33)	67
Loss on extinguishment of debt	—	40	—	40
Income before income tax expense (benefit)	249	212	1,186	1,187

Income tax expense (benefit)	45	(48)	208	25

Net income	$204	$260	$978	$1,162

Basic earnings per common share	$0.27	$0.34	$1.28	$1.53
Weighted average common shares outstanding	767	763	766	761

Diluted earnings per common share	$0.26	$0.34	$1.27	$1.51
Weighted average common shares outstanding assuming dilution	771	771	770	771

[1]	Subscription, licensing, and other revenues represent revenues from World of Warcraft subscriptions, licensing royalties from our products and franchises, downloadable content, microtransactions, and other miscellaneous revenues.

2

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	September 30, 2019 [1]	December 31, 2018 [2]
Assets
Current assets
Cash and cash equivalents	$4,939	$4,225
Accounts receivable, net	386	1,035
Inventories, net	102	43
Software development	240	264
Other current assets	345	539
Total current assets	6,012	6,106
Software development	109	65
Property and equipment, net	249	282
Deferred income taxes, net	357	458
Other assets	731	482
Intangible assets, net	583	735
Goodwill	9,764	9,762
Total assets	$17,805	$17,890

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$274	$253
Deferred revenues	695	1,493
Accrued expenses and other liabilities	782	896
Total current liabilities	1,751	2,642
Long-term debt, net	2,674	2,671
Deferred income taxes, net	23	18
Other liabilities	1,122	1,167
Total liabilities	5,570	6,498

Shareholders’ equity
Common stock	—	—
Additional paid-in capital	11,116	10,963
Treasury stock	(5,563)	(5,563)
Retained earnings	7,289	6,593
Accumulated other comprehensive loss	(607)	(601)
Total shareholders’ equity	12,235	11,392
Total liabilities and shareholders’ equity	$17,805	$17,890

[1]	We adopted a new lease accounting standard in the first quarter of 2019. The new lease accounting standard increased our “Other assets,” “Accrued expenses and other liabilities,” and “Other liabilities” as of September 30, 2019. Refer to our Form 10-Q for the three and nine months ended September 30, 2019 for additional information.

[2]	During the three months ended March 31, 2019, we identified an amount which should have been recorded in the fourth quarter of 2018 to reduce income tax expense by $35 million. We will revise our 2018 financial statements to correct this matter in our Annual Report on Form 10-K for the year ending December 31, 2019. Our balance sheet as of December 31, 2018, as presented above has been revised to reflect the correction. Refer to our Form 10-Q for the three and nine months ended September 30, 2019, for additional information.

3

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Three Months Ended September 30, 2019	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Restructuring and related costs	Total Costs and Expenses
GAAP Measurement	$1,282	$137	$9	$246	$50	$210	$182	$177	$24	$1,035
Share-based compensation[1]	—	—	(1)	—	—	(7)	(2)	(17)	—	(27)
Amortization of intangible assets[2]	—	—	—	—	(48)	—	—	(2)	—	(50)
Restructuring and related costs[3]	—	(4)	—	—	—	—	—	—	(24)	(28)
Non-GAAP Measurement	$1,282	$133	$8	$246	$2	$203	$180	$158	$—	$930

Net effect of deferred revenues and related cost of revenues[4]	$(68)	$(7)	$(6)	$(1)	$(1)	$—	$—	$—	$—	$(15)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$247	$204	$0.27	$0.26
Share-based compensation[1]	27	27	0.03	0.03
Amortization of intangible assets[2]	50	50	0.06	0.06
Restructuring and related costs[3]	28	28	0.04	0.04
Income tax impacts from items above[5]	—	(14)	(0.02)	(0.02)
Non-GAAP Measurement	$352	$295	$0.38	$0.38

Net effect of deferred revenues and related cost of revenues[4]	$(53)	$(48)	$(0.06)	$(0.06)

[1]	Includes expenses related to share-based compensation.
[2]	Reflects amortization of intangible assets from purchase price accounting.
[3]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs.
[4]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products, including the effects of taxes.
[5]	Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

The GAAP and non-GAAP earnings per share information is presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

4

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Nine Months Ended September 30, 2019	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Restructuring and related costs	Total Costs and Expenses
GAAP Measurement	$4,503	$388	$171	$714	$164	$702	$580	$527	$104	$3,350
Share-based compensation[1]	—	—	(15)	(1)	(1)	(42)	(8)	(60)	—	(127)
Amortization of intangible assets[2]	—	—	—	—	(146)	—	—	(5)	—	(151)
Restructuring and related costs[3]	—	(4)	—	—	—	—	—	—	(104)	(108)
Non-GAAP Measurement	$4,503	$384	$156	$713	$17	$660	$572	$462	$—	$2,964

Net effect of deferred revenues and related cost of revenues[4]	$(824)	$(81)	$(106)	$(6)	$(2)	$—	$—	$—	$—	$(195)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$1,153	$978	$1.28	$1.27
Share-based compensation[1]	127	127	0.17	0.16
Amortization of intangible assets[2]	151	151	0.20	0.20
Restructuring and related costs[3]	108	108	0.14	0.14
Income tax impacts from items above[5]	—	(49)	(0.07)	(0.07)
Discrete tax-related items[6]	—	(8)	(0.01)	(0.01)
Non-GAAP Measurement	$1,539	$1,307	$1.71	$1.70

Net effect of deferred revenues and related cost of revenues[4]	$(629)	$(524)	$(0.69)	$(0.68)

[1]	Includes expenses related to share-based compensation.
[2]	Reflects amortization of intangible assets from purchase price accounting.
[3]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs.
[4]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products, including the effects of taxes.
[5]	Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.
[6]	Reflects the impact of significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities.

The GAAP and non-GAAP earnings per share information is presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

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ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Three Months Ended September 30, 2018	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$1,512	$127	$20	$257	$109	$263	$263	$208	$1,247
Share-based compensation[1]	—	—	(1)	—	(3)	(17)	(3)	(31)	(55)
Amortization of intangible assets[2]	—	—	—	—	(81)	—	—	(2)	(83)
Non-GAAP Measurement	$1,512	$127	$19	$257	$25	$246	$260	$175	$1,109

Net effect of deferred revenues and related cost of revenues[3]	$146	$(3)	$63	$5	$(8)	$—	$—	$—	$57

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$265	$260	$0.34	$0.34
Share-based compensation[1]	55	55	0.07	0.07
Amortization of intangible assets[2]	83	83	0.11	0.11
Loss on extinguishment of debt[4]	—	40	0.05	0.05
Income tax impacts from items above[5]	—	(41)	(0.05)	(0.05)
Discrete tax-related items[6]	—	(72)	(0.09)	(0.09)
Non-GAAP Measurement	$403	$325	$0.43	$0.42

Net effect of deferred revenues and related cost of revenues[3]	$89	$74	$0.09	$0.10

[1]	Includes expenses related to share-based compensation.
[2]	Reflects amortization of intangible assets from purchase price accounting.
[3]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products, including the effects of taxes.
[4]	Reflects the loss on extinguishment of debt from redemption activities.
[5]	Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.
[6]	Reflects the impact of significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities.

The GAAP and non-GAAP earnings per share information is presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

6

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Nine Months Ended September 30, 2018	Net Revenues	Cost of Revenues - Product Sales: Product Costs	Cost of Revenues - Product Sales: Software Royalties and Amortization	Cost of Revenues - Subs/Lic/Other: Game Operations and Distribution Costs	Cost of Revenues - Subs/Lic/Other: Software Royalties and Amortization	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$5,119	$416	$214	$777	$278	$776	$741	$623	$3,825
Share-based compensation[1]	—	—	(6)	(1)	(3)	(49)	(13)	(94)	(166)
Amortization of intangible assets[2]	—	—	—	—	(229)	—	(44)	(6)	(279)
Non-GAAP Measurement	$5,119	$416	$208	$776	$46	$727	$684	$523	$3,380

Net effect of deferred revenues and related cost of revenues[3]	$(692)	$(123)	$(102)	$—	$1	$—	$—	$—	$(224)

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$1,294	$1,162	$1.53	$1.51
Share-based compensation[1]	166	166	0.22	0.21
Amortization of intangible assets[2]	279	279	0.37	0.36
Loss on extinguishment of debt[4]	—	40	0.05	0.05
Income tax impacts from items above[5]	—	(147)	(0.20)	(0.19)
Discrete tax-related items[6]	—	(97)	(0.13)	(0.13)
Non-GAAP Measurement	$1,739	$1,403	$1.84	$1.82

Net effect of deferred revenues and related cost of revenues[3]	$(468)	$(394)	$(0.51)	$(0.51)

[1]	Includes expenses related to share-based compensation.
[2]	Reflects amortization of intangible assets from purchase price accounting.
[3]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products, including the effects of taxes.
[4]	Reflects the loss on extinguishment of debt from redemption activities.
[5]	Reflects the income tax impact associated with the above items. Tax impact on non-GAAP pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.
[6]	Reflects the impact of significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities.

The GAAP and non-GAAP earnings per share information is presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

7

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

OPERATING SEGMENTS INFORMATION

For the Three and Nine Months Ended September 30, 2019 and 2018

(Amounts in millions)

Three Months Ended:	September 30, 2019				$ Increase / (Decrease)
	Activision	Blizzard	King	Total	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$209	$392	$500	$1,101	$(188)	$(235)	$(6)	$(429)
Intersegment net revenues[1]	—	2	—	2	—	(6)	—	(6)
Segment net revenues	$209	$394	$500	$1,103	$(188)	$(241)	$(6)	$(435)

Segment operating income	$26	$74	$194	$294	$(86)	$(115)	$10	$(191)

Operating Margin				26.7%

	September 30, 2018
	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$397	$627	$506	$1,530
Intersegment net revenues[1]	—	8	—	8
Segment net revenues	$397	$635	$506	$1,538

Segment operating income	$112	$189	$184	$485

Operating Margin				31.5%

Nine Months Ended:	September 30, 2019				$ Increase / (Decrease)
	Activision	Blizzard	King	Total	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$794	$1,113	$1,527	$3,434	$(253)	$(479)	$(15)	$(747)
Intersegment net revenues[1]	—	9	—	9	—	(5)	—	(5)
Segment net revenues	$794	$1,122	$1,527	$3,443	$(253)	$(484)	$(15)	$(752)

Segment operating income	$153	$204	$543	$900	$(135)	$(240)	$—	$(375)

Operating Margin				26.1%

	September 30, 2018
	Activision	Blizzard	King	Total
Segment Net Revenues
Net revenues from external customers	$1,047	$1,592	$1,542	$4,181
Intersegment net revenues[1]	—	14	—	14
Segment net revenues	$1,047	$1,606	$1,542	$4,195

Segment operating income	$288	$444	$543	$1,275

Operating Margin				30.4%

[1]	Intersegment revenues reflect licensing and service fees charged between segments.

Our operating segments are consistent with the manner in which our operations are reviewed and managed by our Chief Executive Officer, who is our chief operating decision maker (“CODM”). The CODM reviews segment performance exclusive of: the impact of the change in deferred revenues and related cost of revenues with respect to certain of our online-enabled games; share-based compensation expense; amortization of intangible assets as a result of purchase price accounting; fees and other expenses (including legal fees, costs, expenses and accruals) related to acquisitions, associated integration activities, and financings; certain restructuring and related costs; and other non-cash charges. See the following page for the reconciliation tables of segment revenues and operating income to consolidated net revenues and consolidated operating income.

Our operating segments are also consistent with our internal organization structure, the way we assess operating performance and allocate resources, and the availability of separate financial information. We do not aggregate operating segments.

8

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

OPERATING SEGMENTS INFORMATION

For the Three and Nine Months Ended September 30, 2019 and 2018

(Amounts in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation to consolidated net revenues:
Segment net revenues	$1,103	$1,538	$3,443	$4,195
Revenues from non-reportable segments[1]	113	128	245	246
Net effect from recognition (deferral) of deferred net revenues[2]	68	(146)	824	692
Elimination of intersegment revenues[3]	(2)	(8)	(9)	(14)
Consolidated net revenues	$1,282	$1,512	$4,503	$5,119

Reconciliation to consolidated income before income tax expense:
Segment operating income	$294	$485	$900	$1,275
Operating income (loss) from non-reportable segments[1]	5	7	10	(4)
Net effect from recognition (deferral) of deferred net revenues and related cost of revenues[2]	53	(89)	629	468
Share-based compensation expense	(27)	(55)	(127)	(166)
Amortization of intangible assets	(50)	(83)	(151)	(279)
Restructuring and related costs[4]	(28)	—	(108)	—
Consolidated operating income	247	265	1,153	1,294
Interest and other expense (income), net	(2)	13	(33)	67
Loss on extinguishment of debt	—	40	—	40
Consolidated income before income tax expense	$249	$212	$1,186	$1,187

[1]	Includes other income and expenses from operating segments managed outside the reportable segments, including our studios and distribution businesses. Also includes unallocated corporate income and expenses.
[2]	Reflects the net effect from (deferral) of revenues and recognition of deferred revenues, along with related cost of revenues, on certain of our online-enabled products.
[3]	Intersegment revenues reflect licensing and service fees charged between segments.
[4]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs.

9

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY DISTRIBUTION CHANNEL

For the Three and Nine Months Ended September 30, 2019 and 2018

(Amounts in millions)

	Three Months Ended
	September 30, 2019		September 30, 2018		$ Increase (Decrease)	% Increase (Decrease)
	Amount	% of Total[1]	Amount	% of Total[1]
Net Revenues by Distribution Channel
Digital online channels[2]	$1,014	79%	$1,276	84%	$(262)	(21)%
Retail channels	93	7	76	5	17	22
Other[3]	175	14	160	11	15	9
Total consolidated net revenues	$1,282	100%	$1,512	100%	$(230)	(15)

Change in deferred revenues[4]
Digital online channels[2]	$(39)		$159
Retail channels	(29)		(14)
Other[3]	—		1
Total changes in deferred revenues	$(68)		$146

	Nine Months Ended
	September 30, 2019		September 30, 2018		$ Increase (Decrease)	% Increase (Decrease)
	Amount	% of Total[1]	Amount	% of Total[1]
Net Revenues by Distribution Channel
Digital online channels[2]	$3,493	78%	$3,998	78%	$(505)	(13)%
Retail channels	599	13	764	15	(165)	(22)
Other[3]	411	9	357	7	54	15
Total consolidated net revenues	$4,503	100%	$5,119	100%	$(616)	(12)

Change in deferred revenues[4]
Digital online channels[2]	$(444)		$(160)
Retail channels	(373)		(546)
Other[3]	(7)		14
Total changes in deferred revenues	$(824)		$(692)

[1]	The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.
[2]	Net revenues from Digital online channels represent revenues from digitally-distributed subscriptions, downloadable content, microtransactions, and products, as well as licensing royalties.
[3]	Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming and the Overwatch League.
[4]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online-enabled products.

10

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY PLATFORM

For the Three and Nine Months Ended September 30, 2019 and 2018

(Amounts in millions)

	Three Months Ended
	September 30, 2019		September 30, 2018		$ Increase (Decrease)	% Increase (Decrease)
	Amount	% of Total[1]	Amount	% of Total[1]
Net Revenues by Platform
Console	$241	19%	$347	23%	$(106)	(31)%
PC	341	27	482	32	(141)	(29)
Mobile and ancillary[2]	525	41	523	35	2	—
Other[3]	175	14	160	11	15	9
Total consolidated net revenues	$1,282	100%	$1,512	100%	$(230)	(15)

Change in deferred revenues[4]
Console	$(45)		$20
PC	(21)		117
Mobile and ancillary[2]	(2)		8
Other[3]	—		1
Total changes in deferred revenues	$(68)		$146

	Nine Months Ended
	September 30, 2019		September 30, 2018		$ Increase (Decrease)	% Increase (Decrease)
	Amount	% of Total[1]	Amount	% of Total[1]
Net Revenues by Platform
Console	$1,324	29%	$1,730	34%	$(406)	(23)%
PC	1,196	27	1,452	28	(256)	(18)
Mobile and ancillary[2]	1,572	35	1,580	31	(8)	(1)
Other[3]	411	9	357	7	54	15
Total consolidated net revenues	$4,503	100%	$5,119	100%	$(616)	(12)

Change in deferred revenues[4]
Console	$(589)		$(720)
PC	(218)		20
Mobile and ancillary[2]	(10)		(6)
Other[3]	(7)		14
Total changes in deferred revenues	$(824)		$(692)

[1]	The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.
[2]	Net revenues from Mobile and ancillary include revenues from mobile devices, as well as non-platform specific game related revenues, such as standalone sales of physical merchandise and accessories.
[3]	Net revenues from Other include revenues from our studios and distribution businesses, as well as revenues from Major League Gaming and the Overwatch League.
[4]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online-enabled products.

11

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

NET REVENUES BY GEOGRAPHIC REGION

For the Three and Nine Months Ended September 30, 2019 and 2018

(Amounts in millions)

	Three Months Ended
	September 30, 2019		September 30, 2018		$ Increase (Decrease)	% Increase (Decrease)
	Amount	% of Total[1]	Amount	% of Total[1]
Net Revenues by Geographic Region
Americas	$655	51%	$774	51%	$(119)	(15)%
EMEA[2]	452	35	534	35	(82)	(15)
Asia Pacific	175	14	204	13	(29)	(14)
Total consolidated net revenues	$1,282	100%	$1,512	100%	$(230)	(15)

Change in deferred revenues[3]
Americas	$(33)		$76
EMEA[2]	(26)		60
Asia Pacific	(9)		10
Total changes in deferred revenues	$(68)		$146

	Nine Months Ended
	September 30, 2019		September 30, 2018		$ Increase (Decrease)	% Increase (Decrease)
	Amount	% of Total[1]	Amount	% of Total[1]
Net Revenues by Geographic Region
Americas	$2,406	53%	$2,740	54%	$(334)	(12)%
EMEA[2]	1,525	34	1,774	35	(249)	(14)
Asia Pacific	572	13	605	12	(33)	(5)
Total consolidated net revenues	$4,503	100%	$5,119	100%	$(616)	(12)

Change in deferred revenues[3]
Americas	$(469)		$(399)
EMEA[2]	(285)		(242)
Asia Pacific	(70)		(51)
Total changes in deferred revenues	$(824)		$(692)

[1]	The percentages of total are presented as calculated. Therefore, the sum of these percentages, as presented, may differ due to the impact of rounding.
[2]	Net revenues from EMEA consist of the Europe, Middle East, and Africa geographic regions.
[3]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online-enabled products.

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ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

EBITDA and ADJUSTED EBITDA

For the Trailing Twelve Months Ended September 30, 2019

(Amounts in millions)

	December 31, 2018 [5]	March 31, 2019	June 30, 2019	September 30, 2019	Trailing Twelve Months Ended September 30, 2019

GAAP Net Income	$685	$447	$328	$204	$1,664
Interest and other expense (income), net	4	3	(34)	(2)	(29)
Provision for income taxes[1]	5	120	42	45	212
Depreciation and amortization	124	87	79	80	370
EBITDA	818	657	415	327	2,217

Share-based compensation expense[2]	43	63	38	27	171
Restructuring and related costs[3]	10	57	22	28	117
Adjusted EBITDA	$871	$777	$475	$382	$2,505

Change in deferred net revenues and related cost of revenues[4]	$368	$(441)	$(135)	$(53)	$(261)

[1]	Provision for income taxes for the three months ended December 31, 2018 and June 30, 2019 also include impacts from significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities.
[2]	Includes expenses related to share-based compensation.
[3]	Reflects restructuring initiatives, primarily severance and other restructuring-related costs.
[4]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products.
[5]	Includes a revision to our GAAP Net Income and Provision for income taxes for the three months ended December 31, 2018. Refer to our Form 10-Q for the three and nine months ended September 30, 2019, for additional information.

13

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SUPPLEMENTAL CASH FLOW INFORMATION

(Amounts in millions)

	Three Months Ended
	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	Year over Year % Increase (Decrease)
Cash Flow Data
Operating Cash Flow	$253	$999	$450	$154	$309	22%
Capital Expenditures	36	34	18	27	34	(6)
Non-GAAP Free Cash Flow[1]	217	965	432	127	275	27

Operating Cash Flow - TTM[2]	1,949	1,790	1,711	1,856	1,912	(2)%
Capital Expenditures - TTM[2]	166	131	118	115	113	(32)
Non-GAAP Free Cash Flow - TTM[2]	$1,783	$1,659	$1,593	$1,741	$1,799	1

1 Non-GAAP free cash flow represents operating cash flow minus capital expenditures.

2 TTM represents trailing twelve months. Operating Cash Flow for the three months ended December 31, 2017, three months ended March 31, 2018, and three months ended June 30, 2018, were $1,158 million, $529 million, and $9 million, respectively. Capital Expenditures for the three months ended December 31, 2017, three months ended March 31, 2018, and three months ended June 30, 2018, were $69 million, $31 million, and $30 million, respectively.

14

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

Outlook for the Three Months and Year Ending December 31, 2019

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

	Outlook for the	Outlook for the
	Three Months Ending	Year Ending
	December 31, 2019	December 31, 2019

Net Revenues[1]	$1,812	$6,315
Change in deferred revenues[2]	$834	$10

Earnings Per Diluted Share (GAAP)	$0.29	$1.56
Excluding the impact of:
Share-based compensation[3]	0.06	0.23
Amortization of intangible assets[4]	0.07	0.26
Restructuring and related costs[5]	0.05	0.19
Income tax impacts from items above[6]	(0.04)	(0.11)
Discrete tax-related items[7]	—	(0.01)
Earnings Per Diluted Share (Non-GAAP)	$0.43	$2.13

Net effect of deferred net revenues and related cost of revenues on Earnings Per Diluted Share[8]	$0.72	$0.04

[1]	Net Revenues represents the revenue outlook for both GAAP and Non-GAAP as they are measured the same.
[2]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues on certain of our online-enabled products.
[3]	Reflects expenses related to share-based compensation.
[4]	Reflects amortization of intangible assets from purchase price accounting, including intangible assets from the King Acquisition.
[5]	Reflects our restructuring initiatives, primarily severance, facilities, and other restructuring-related costs.
[6]	Reflects the income tax impacts associated with the above items. Due to the inherent uncertainties in share price and option exercise behavior, we do not generally forecast excess tax benefits or tax shortfalls.
[7]	Reflects the impact of significant discrete tax-related items, including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities.
[8]	Reflects the net effect from deferral of revenues and (recognition) of deferred revenues, along with related cost of revenues, on certain of our online-enabled products, including the effect of taxes.

The per share adjustments and the GAAP and Non-GAAP earnings per share information are presented as calculated. Therefore, the sum of these measures, as presented, may differ due to the impact of rounding.

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ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

OPERATING METRICS

(Amounts in millions)

Net Bookings1

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	2018	$ Increase (Decrease)	% Increase (Decrease)	2019	2018	$ Increase (Decrease)	% Increase (Decrease)
Net bookings[1]	$1,214	$1,658	$(444)	(27)%	$3,679	$4,427	$(748)	(17)%
In-game net bookings[2]	709	1,032	(323)	(31)	2,281	2,999	(718)	(24)

1 We monitor net bookings as a key operating metric in evaluating the performance of our business. Net bookings is the net amount of products and services sold digitally or sold-in physically in the period, and includes license fees, merchandise, and publisher incentives, among others, and is equal to net revenues excluding the impact from deferrals.

2 In-game net bookings primarily includes the net amount of downloadable content and microtransactions sold during the period, and is equal to in-game net revenues excluding the impact from deferrals.

Monthly Active Users3

	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019
Activision	46	53	41	37	36
Blizzard	37	35	32	32	33
King	262	268	272	258	247
Total MAUs	345	356	345	327	316

3 We monitor our average monthly active users (“MAUs”) as a key measure of the overall size of our user base. MAUs are the number of individuals who accessed a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who accesses two of our games would be counted as two users. In addition, due to technical limitations, for Activision and King, an individual who accesses the same game on two platforms or devices in the relevant period would be counted as two users. For Blizzard, an individual who accesses the same game on two platforms or devices in the relevant period would generally be counted as a single user.